OASIS PETROLEUM INC. ANNOUNCES SUCCESSFUL COMPLETION OF ITS CONSENT SOLICITATIONS

HOUSTON, Oct. 27, 2015/PRNewswire/-- Oasis Petroleum Inc. (NYSE: OAS) ("Oasis" or the "Company") announced today that it has received the Requisite Consents (as defined below) from holders of its outstanding 7.25% Senior Notes due 2019 (CUSIP No. 67415AC2), 6.5% Senior Notes due 2021 (CUSIP No. 674215AD0) and 6.875% Senior Notes due 2023 (CUSIP No. 674215AE8) (collectively, the "Notes") to adopt the proposed amendments (the “Amendments”) to the indentures (the “Indentures”) governing the Notes that Oasis had requested pursuant to its previously announced consents solicitations. The Amendments are set forth in full in Oasis’s Amended and Restated Consent Solicitation Statement, dated October 21, 2015, which was distributed to all holders of the Notes eligible to consent to the Amendments.
Adoption of the Amendments required the consent of holders of record as of October 5, 2015 of a majority of the outstanding aggregate principal amount of the Notes of each series (the “Requisite Consents”). Currently, $400,000,000 in aggregate principal amount of the Notes of each series is outstanding.
Each consent solicitation expired at 5:00 p.m., New York City time, on Monday, October 26, 2015 (the "Expiration Date"). The Company will pay to each holder of Notes who, prior to the Expiration Date, delivered (and did not revoke) a valid consent in favor of the Amendments a cash payment (the "Consent Fee") of $10.00 for each $1,000 principal amount of Notes in respect of which such consent was delivered.
Following receipt of the Requisite Consents, Oasis, its subsidiary guarantors and the trustee under each Indenture executed a supplemental indenture incorporating the Amendments to that Indenture. At that time, the Amendments effected by such supplemental indenture became effective and consents could no longer be revoked; however, such Amendments will not become operative until the Consent Fee is paid to the holders who have delivered (and not revoked) valid consents prior to the Expiration Date.
Wells Fargo Securities, LLC acted as the Solicitation Agent in connection with the consent solicitation, and D. F. King & Co., Inc. served as Information Agent and Tabulation Agent.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company's drilling program, production, derivatives activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include changes in oil and natural gas prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company's ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company's business and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources, primarily operating in the Williston Basin.
SOURCE Oasis Petroleum Inc.
For further information: Oasis Petroleum Inc., Richard Robuck, (281) 404-9600, Vice President, Finance & Treasurer

2